UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2022

Liberty Media Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39920	85-3809075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Series A common stock and one-fifth of one redeemable warrant	LMACU	The Nasdaq Stock Market LLC
Series A common stock, par value $0.0001 per share	LMACA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Series A common stock at an exercise price of $11.50	LMACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On November 14, 2022, stockholders of Liberty Media Acquisition Corporation (the “Company”) approved an amendment (the “Charter Amendment”) to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) to, among other things: (a) change the date (the “Original Termination Date”) by which the Company must either (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”), or (ii) if the Company fails to complete such Initial Business Combination by the Original Termination Date, cease all operations, except for the purpose of winding up, and, subject to and in accordance with the Charter, redeem all of the shares of Series A common stock, par value $0.0001 per share, of the Company (“Series A Common Stock”), included as part of the units sold in the Company’s initial public offering (the “IPO”), whether such shares were purchased in the IPO or in the secondary market following the IPO (including shares sold pursuant to the underwriters’ overallotment option, collectively, the “Public Shares”), and (b) delete the definition, “Agreement in Principle Event.”  The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on November 14, 2022.

The Charter Amendment changes the Original Termination Date from January 26, 2023 (or April 26, 2023 if an Agreement in Principle Event (as defined in the Charter) has occurred) to such other date as shall be determined by the Board of Directors of the Company and publicly announced by the Company, provided that such other date shall be no sooner than the date of the effectiveness of the amendment to the Charter pursuant to the Delaware General Corporation Law and no later than December 30, 2022 (such date, the “Amended Termination Date”).

On November 15, 2022, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, announcing (i) the approval and filing of the Charter Amendment and (ii) that the Board of Directors of the Company has set December 1, 2022 as the Amended Termination Date.

A copy of the Charter Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Company’s special meeting of stockholders held on November 14, 2022 (the “Special Meeting”), the following proposals were considered and acted upon by the stockholders of the Company: (a) a proposal to approve the Charter Amendment (the “Amendment Proposal”); and (b) a proposal to approve the adjournment of the Special Meeting from time to time to solicit additional proxies in favor of the Amendment Proposal or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate (the “Adjournment Proposal”). The number of votes cast for or against, as well as the number of abstentions as to each proposal, are set forth below.

1.	Amendment Proposal

Votes For	Votes Against	Abstentions
50,637,863	5,359,591	12,677

Accordingly, the Amendment Proposal was approved.

2.	Adjournment Proposal

Votes For	Votes Against	Abstentions
50,572,118	5,420,000	18,013

Accordingly, the Adjournment Proposal was approved.

In connection with the approval and implementation of the Charter Amendment, the holders of 44,520,391 Public Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.07 per share, for an aggregate redemption amount of approximately $448,286,713. Following such redemptions, 12,979,609 Public Shares remain outstanding.

Item 8.01 Other Events.

In connection with the dissolution and winding up of the Company, the Company has terminated the Forward Purchase Agreement dated January 21, 2021 between the Company and Liberty Media Acquisition Sponsor LLC (the “Sponsor”) and has amended the Letter Agreement, dated January 21, 2021 among the Company, the Sponsor and the Company’s executive officers and directors to allow the Sponsor and the Company’s executive officers and directors to redeem its or their Public Shares in connection with the dissolution and winding up of the Company. The Company intends to amend and terminate, to the extent necessary, certain of its other material contracts in connection with the winding up of the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation
99.1	Press Release dated November 15, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2022

Liberty Media Acquisition Corporation

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Senior Vice President

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